EXHIBIT 10.2

                               AMENDMENT NO. 1 TO


                          AGREEMENT AND PLAN OF MERGER


     THIS IS AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (the "Agreement"),dated as of February 12, 2003, by and among ProtoSource Corporation, a California corporation ("Acquiror"), ProtoSource Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Acquiror ("Newco"), P2i, Inc., a Pennsylvania corporation ("P2i"), and P2i Newspaper, Inc., a Delaware corporation ("P2i Newspaper").

                                    Recitals

     WHEREAS, Acquiror, P2i and P2i Newspaper have determined that it is in the best interests of their respective stockholders for P2i Newspaper to merge with and into Newco upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the respective Boards of Directors of Acquiror, P2i, P2i Newspaper and Newco have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

     WHEREAS, the parties wish to amend this Agreement pursuant to the terms of this Amendment to Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendment to Section 1.1. Section 1.1 of the Agreement is hereby amended such that Newco shall be merged with and into P2i Newspaper. All other terms and conditions of this section are hereby modified to reflect the intent of this change.

     2. Amendment to Section 1.3. Section 1.3 of the Agreement is hereby amended to read in its entirety as follows:

          1.3  Merger Consideration.

               (a) Subject to the provisions of Section 1.3(d) hereafter, the Merger Consideration, constituting the total purchase price payable to P2i in connection with the acquisition by merger of P2i Newspaper, shall be delivered and shall consist exclusively of 193,836 shares of Series A Preferred Stock of Acquiror (the "Acquiror Stock"). The Merger Consideration shall be reduced by such number of shares of Acquiror Stock as equal the total fees incurred to audit the financial statements of P2i or P2i Newspaper, divided by $50.00. In the event this agreement is terminated for any reason other than a breach solely by Acquiror or Newco, P2i shall immediately reimburse Acquiror for all accounting costs incurred in connection with the preparation of financial statements of P2i or P2i Newspaper which were paid by Acquiror.

     It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

          (b) The shares constituting the Merger Consideration shall be fully paid and non-assessable and shall be free and clear of all liens, levies and encumbrances except that such shares shall be "restricted securities" pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          (c) Acquiror shall deliver certificates evidencing the Merger Consideration to P2i upon the execution and delivery of a copy of an investment letter in the form attached hereto as Exhibit 1.3(d) (the "Investment Letter") to comply with applicable federal and state securities laws. Certificates representing the Merger Consideration will contain a customary legend concerning the restricted nature of the securities.

          (d) At any time after the Acquiror shall increase its authorized common stock to 100,000,000 shares, P2i shall be entitled to exchange each share of Acquiror Stock for 100 shares of Acquiror's common stock.

          (e) Except as otherwise set forth herein, the Merger Consideration, together with any shares of the Acquiror's capital stock issuable upon conversion or exchange of the Merger Consideration will be subject to a three year Lock-Up agreement which may be released earlier upon 1) the common stock of the Acquiror ("Acquiror Common Stock "), closing at or above $4.50 per share for 20 consecutive trading days, or 2) Acquiror Common Stock trading 500,000 or more shares per week for 20 consecutive trading days at the closing price of at least $3.50 per share. Certificates representing the Merger Consideration will contain a legend evidencing the foregoing. Notwithstanding the foregoing, at P2i's request, up to 15% of the Merger Consideration (any shares of the Acquiror's capital stock issuable upon conversion or exchange of the Merger Consideration) may be included in a registration statement filed by Acquiror with the Securities and Exchange Commission, in the event the Acquiror undertakes an underwritten public offering and the underwriter of such offering approves the inclusion of the Merger Consideration.

3. Termination Date. The Termination date set forth in Section 7.1(b)(i) shall be amended to January 31, 2004.

4. Sale of P2i Newspaper. Acquiror shall use its best efforts to cause a proxy statement to be distributed to its stockholders as soon as practicable, which seeks approval of an increase in authorized common stock to 100,000,000 shares. In the event the Acquiror shall not (i) obtain shareholder approval for an increase in the number of its authorized shares of Acquiror Common Stock to 100,000,000 shares, and (ii) effectuate such increase in its authorized shares of Acquiror Common Stock no later than December 31, 2004, P2i shall have the right at anytime thereafter to demand that the Acquiror immediately commence a sale of the Surviving Corporation. Any such sale shall be made for fair value and shall only be made with the written consent of P2i. Upon the consummation of any sale of P2i Newspaper in accordance with the foregoing, all of the proceeds of such sale shall be delivered to P2i in exchange for all shares of the Merger Consideration.

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

5.   Agreement; Assignment.

          This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

6.   Binding Effect; Benefit.

          This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.   Headings.

          The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

8.   Counterparts.

          This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

9.   Governing Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

10.  Terms and Conditions of the Agreement.

          All other terms and conditions of the Agreement, except as specifically amended herein, shall remain in full force and effect.

11.  Severability.

          If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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


     IN WITNESS WHEREOF, each of the undersigned has signed or has caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.


     Dated: January 1, 2004


                                          PROTOSOURCE CORPORATION,
                                          a California corporation

                                          By: /s/ PETER WARDLE
                                          --------------------
                                          Name:  Peter Wardle
                                          Title:  Chief Executive Officer



                                          PROTOSOURCE ACQUISITION, LLC,
                                          a Delaware limited liability
                                          corporation

                                          By: /s/ PETER WARDLE
                                          --------------------
                                          Name:  Peter Wardle
                                          Title:  President



                                          P2I NEWSPAPER, INC.,
                                          a Delaware corporation

                                          By:/s/ THOMAS BUTERA
                                          --------------------
                                          Name:  Thomas Butera
                                          Title:  President



                                          P2I, INC., a Pennsylvania corporation

                                          By: /s/ THOMAS BUTERA
                                          ---------------------
                                          Name:  Thomas Butera
                                          Title:  President


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